                                2001 A Super 141

MICHAEL A. WAREHIME,                                 IN THE SUPERIOR COURT OF
               Appellant                                   PENNSYLVANIA

        v.

JOHN A. WAREHIME,                                    No. 709 Harrisburg 1997
               Appellee

                    Appeal from the Order dated June 24, 1997
                  In the Court of Common Pleas, Civil Division
                        York County, No. 95-SU-00-471-07

MICHAEL A. WAREHIME,                                 IN THE SUPERIOR COURT OF
               Appellant                                  PENNSYLVANIA

        v.

JOHN A. WAREHIME,                                    No. 710 Harrisburg 1997
               Appellee

                    Appeal from the Order dated July 8, 1997
                  In the Court of Common Pleas, Civil Division
                        York County, No. 95-SU-00-471-07

MICHAEL A. WAREHIME,                                IN THE SUPERIOR COURT OF
               Appellant                                  PENNSYLVANIA

        v.

JOHN A. WAREHIME,                                   No. 879 Harrisburg 1997
               Appellee

                   Appeal from the Order dated August 11, 1997
                  In the Court of Common Pleas, Civil Division
                        York County, No. 95-SU-00-471-07

BEFORE:  CAVANAUGH, POPOVICH, and BROSKY, JJ

OPINION BY CAVANAUGH, J.:

P. 1 The core issue for resolution on remand from the Pennsylvania Supreme Court is whether the directors of a corporation can divest the majority shareholders of their voting control and vest control in themselves. We hold that they cannot.


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P. 2 The facts, as adduced at trial and taken from the trial court opinion, are as follows: Alan Warehime, the father of appellant Michael Warehime and appellee John Warehime, instituted two voting trusts in 1988 to control the majority of voting stock (Class B common stock) in Hanover Foods Corp. (HFC). Alan Warehime established the first trust with his three children (1) and the second with five of his grandchildren.(2) John Warehime succeeded his father as trustee upon his father's death in 1990. The trust expired in 1998.

P. 3 John Warehime was appointed chairman and CEO of HFC in 1989. Since then, there have been a considerable number of disputes among the Warehimes, other shareholders, and the directors.

P. 4 Food Services East, Inc., a company wholly owned by John Warehime, ran into financial difficulties in late 1992 or early 1993. John Warehime's ailing company owed approximately $4 million to HFC by June of 1993. However, John Warehime did not initially post sufficient collateral to cover the monies owed. In fact, the directors were not made aware of the money John Warehime's company owed to HFC until early 1993. The directors promptly remedied the situation by requiring John Warehime to post sufficient collateral for the loans. Plaintiff's
Exhibit 26, Minutes from Directors' Meeting of 6/4/93, at 1.

P. 5 Another dispute involved the compensation paid to John Warehime. On September 15, 1994, after months of negotiation, the directors of HFC approved a compensation package for John Warehime that he accepted under protest.(3) Plaintiff's Exhibit 50, Memo from Michael Warehime to John Warehime of 4/25/94, at 1; Plaintiff's Exhibit 68, Minutes from Directors'

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1 The first trust controlled 199,496 shares.
2 The second trust controlled 15,025 shares.
3 The package included a $550,000 annual salary plus up to $550,000 in bonuses. Plaintiff's Exhibit 68, Minutes from Director's Meeting of 9/15/94, at 1.



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Meeting of 9/15/94, at 1-2. John Warehime, unhappy about the size of the compensation package and frustrated with several members of the board including Michael Warehime, stated in his notes on the situation that "[s]omething must be done." Plaintiff's Exhibit 69, John Warehime, Review Notes of My Compensation Employment Package with the Family at 1-5 (Sept. 21, 1994).

P. 6 Shortly thereafter, a proposal to eliminate cumulative voting was drafted so that with the shares from the trusts, John Warehime could choose all the directors himself. On October 18, 1994, the shareholders voted on this proposal. While only John Warehime supported it, the proposal passed since he was able to vote the shares from the trusts. No longer constrained by cumulative voting, he immediately removed Michael Warehime, Sally Warehime Yelland, and an independent director from the board. The present action was initially filed in response to the loss of cumulative voting.

P. 7 On June 12, 1995, the directors elected by John Warehime approved a new compensation package for him. Plaintiff's Exhibit 102, Hanover Foods Corp. Form 10-K at 93 (July 3, 1995). Under the new package, he received a $650,000 base salary adjusted for inflation along with significant bonuses.(4) Id. at 93-94. He was to receive 60% of his compensation for the longer of his life or his wife's life even if he was terminated. Id. at 99. Subsequent to another action initiated against John Warehime and HFC, this time led by the holders of the nonvoting common stock (Class A common stock), Stipulation, 4/25/97, at 15, John Warehime's compensation was reduced, Defendant's Exhibit 10, Amendment No. 1 to Employment Agreement Between Hanover Foods Corporation and John A. Warehime at 1-5 (Feb. 13, 1997).

---------
4 Under the package, John Warehime was entitled to 20% of HFC's pretax earnings in excess of $5 million, 25% of the earnings in excess of 6 million, 30% of the earnings in excess of $9 million, and 50% of the earnings in excess of $10 million. Plaintiff's Exhibit 102, Hanover Foods Corp. Form 10-K at 93-94. The amount of bonus for any earnings in excess of $12 million was at the discretion of the board. ID.



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P. 8. John Warehime controlled HFC through use of the voting trusts which contained a majority of the voting shares (Class B common stock). However, John Warehime only owned 8,558 voting shares outright and was beneficial owner of 36,172 voting shares in the one trust. Together, these shares only accounted for 10% of the voting shares. Defendant's Exhibit 28, Hanover Foods Corp. Form 10-Q at 3 (Mar. 2, 1997). Since Michael Warehime and other holders of the voting shares vowed to take control of HFC and since the voting trusts that perpetuated John Warehime and the current board's control were due to expire in 1998, there was considerable concern about who would manage the company. In late 1996, an independent directors committee was formed. Frederick Lipman, counsel for the committee, formulated a plan to keep the other holders of the voting shares from gaining control at the expiration of the voting trusts.

P. 9 The plan formulated by Lipman was that in the event that five members of the Warehime family disagreed,(5) the owners of a majority of the voting shares (Class B common stock) would be divested of their ability to determine the outcome of any vote. Instead, 10,000 Class C preferred shares that were to be issued into HFC's 401(k) retirement plan were to be given 35 votes each. Three of HFC's directors persons John Warehime chose to be directors, were to vote the retirement plan shares. Class A shares that normally were nonvoting were to receive 1/10 vote each and Class B shares were to retain one vote each. Plaintiff's Exhibit 111, Amended and Restated Articles of Incorporation of Hanover Foods Corporation at 6. This plan was to continue for five years. The strategic significance of this plan was that John Warehime, his children, and the directors he had chosen would control 50.1% of the vote, thereby enabling perpetual control by the current management even after the expiration of the voting trusts.


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P. 10 Lipman testified that the Class C shares would be outvoted by 80% of the
Class B shares and a majority of Class A shares. N.T., 5/30/97, at 24, 37-38,
82. The court below, apparently persuaded by this testimony, found it as fact. Trial Court Opinion, 6/24/97, at 13-14. John Warehime seizes upon this finding. He also represents that "even if the trustees of 401(k) plan and John A. Warehime vote together, it is still possible for the remaining Class B shareholders to prevail with the support of a majority of Class A shareholders." Throughout his brief, he argues that the Class C shares did not give him or a particular faction control after the expiration of the voting trusts.

P. 11 Based upon objective calculations it becomes apparent, however, that John Warehime has significantly miscalculated the facts. This disagreement with John Warehime's erroneous conclusion places us at odds with the finding of the trial court mentioned above.

         [W]e remain mindful that we are bound by the findings of the trial court which are supported by the record. We are unable to substitute our judgment for that of the trial court and we may reject its conclusions only where they involve an error of law or are unreasonable in light of the sustainable findings of the court.

Myer-Liedtke v. Liedtke, 762 A.2d 1111, 1112 (Pa. Super. 2000). In the case at hand, our disagreement is not based on a credibility determination, which is not our province, but on inconsistent numbers within the trial court's own opinion, mistakes which seem to have arisen from transpositional errors, and mathematical calculation.

P. 12 At the time that the plan was proposed, 427,131(6) Class B shares and 292,710(7) Class A

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5 The five were John Warehime, Sally Warehime Yelland, Michael
Warehime, Elizabeth Warehime Stick (John and Michael Warehime's aunt), and William Warehime (John and Michael Warehime's uncle). Plaintiff's Exhibit 111, AMENDED AND RESTATED ARTICLES OF INCORPORATION OF HANOVER FOODS CORPORATION at 7.
6 The trial court stated that as of March 2, 1997, 427,133 Class B voting shares were outstanding. Trial Court Opinion, 6/24/97, at 28. However, the court also stated that there were 214,521 Class B voting shares in the trust, ID. at 17, and 218,086 Class B voting shares outside of the trust, ID. at 19. Based on these numbers, the total shares would be 432,607. The inconsistency seems to be based on the fact that at the time John Warehime became voting trustee there were 432,607 shares. Trial Court Opinion, 8/12/97, at 2. However, by March 2, 1997, the number of Class B voting shares were reduced. Nevertheless, the number is 427,131 rather than 427,133. The trial court



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shares were outstanding. 427,131 Class B shares at one vote each comprise
427,131 votes. 292,710 Class A shares at 1/10 vote each is 29,271 votes. 10,000 Class C shares at 35 votes each is 350,000 votes. Thus, there were 806,402 total votes. A majority of Class A shares yield only 14,636 votes and 80% of the Class B shares comprise only 341,705 votes. Together, these 356,341 votes are only 44% of the total. Therefore, the assertion of John Warehime and the finding of the trial court that 80% of Class B shares and a majority of Class A shares can determine the outcome during a vote is incorrect. In sum, we find a fact finding error which has resulted in an erroneous conclusion of law.

P. 13 Likewise, the claim that Class B shares not owned by John Warehime and a majority of the Class A shares can prevail during a vote is incorrect. As mentioned above, John Warehime was beneficial owner of 36,172 Class B shares in one of the trusts and 8,558 Class B shares outright. Since the expiration of the trusts, he now owns all $44,730 outright. Subtracting his shares from the total Class B shares yields 382,401 shares. Therefore, even if all the other Class B shares banded together, that would yield only 382,401 votes. Again, a majority of Class A shares constitute 14,636 votes. Together, these 397,037 votes comprise only 49% of the total votes under the plan.

P. 14 Most significantly, John Warehime's children control 9,015 Class B shares, which they had owned beneficially through one of the trusts. Adding these votes to the 44,730 votes from John Warehime's own Class B shares and the 350,000 votes of the retirement plan shares total

---------

appears to have pulled the 427,133 from the independent directors' proposed findings of facts. Independent Directors' Proposed Findings of Fact and Conclusions of Law at 31-32 (June 10,1 997). The independent directors ultimately cited the company's March 2, 1997, Form 10-Q which states that there were 427,131 Class B shares. Defendant's Exhibit 28 , Hanover Foods Corp. From 10-Q at 3 (Mar. 2, 1997). Thus, the trial court seems to have adopted a minor typographical error made by the independent directors.
7 The trial court stated that as of March 2, 1997, 292,170 Class A shares were outstanding. Trial Court Opinion, 6/24/97, at 28. The trial court appears to have again based its finding on the proposed findings of the independent directors, which contain a minor typographical error. The March 2, 1997, Form 10-Q reveals that there were actually 292,710 shares. Defendant's Exhibit 28, Hanover Foods corp. Form 10-Q at 3.


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403,745 votes. Even without any Class A votes, John Warehime, his children, and the directors he has chosen control 50.1% of the vote. We are thus unpersuaded by Lipman's testimony that the choice as to the number of Class C shares and votes per a share was arbitrary and not designed to foreclose the Class B shareholders' ability to affect the outcome of a vote. The calculations demonstrate that the plan was designed to maintain John Warehime and the present board's control of the company.(8)

P. 15 On December 20, 1996, after the plan was conceived, the committee retained an investment-banking firm to evaluate HFC. The firm recommended that $30 million be raised to sustain HFC's ability to be the low-cost producer.(9) However, it was thought that the uncertainty as to the future control of HFC would impair the company's ability to attract capital.

P. 16 The directors, citing the need for capital and other concerns, proposed the plan in a February 13, 1997, letter to the shareholders. Plaintiff's Plaintiff's Exhibit 111, Letter from Directors to Shareholders of 2/13/97, at 1. The directors pointed out the "uncertainty concerning the future control of Hanover Foods Corporation" and specifically made references to worries about the "future after the expiration of the voting trusts in 1998." Id. A special meeting of the shareholders was schedule for February 24, 1997, in order to vote on the plan.

P. 17 In response, Michael Warehime in the present action and the Class A shareholders in a continuation of the separate action mentioned above, sought an injunction to prohibit John Warehime from voting the trusts' shares in favor of this plan. The court below denied the injunction on June 24, 1997. However, the court pointed out that the plan required the directors

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8 The inevitability of these calculations permits the conclusion of designed entrenchment. The testimony is not otherwise: For instance, Director Clayton Rohrbach admitted that fear that the management might be changed motivated the stock proposal. N.T., 5/2/97, at 235-36. Also, Director James Washburn stated that he was concerned that "control of the company would be put in the hands of other people." N.T., 5/30/97, at 127. He went on to say that "What we're fighting over here is control." ID. at 137. Similarly, Director Edward Lipy stated that "I think this board and Mr. Warehime have a marriage." ID. at 119.


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voting the retirement plan shares to be disinterested as defined by 15 Pa.
C.S.A. Section 1715(e),(10) Trial Court Opinion, 6/24/97, at 14, but that HFC's directors were not disinterested, id. at 34-35. The court further stated that "we are persuaded by the Class A shareholders' argument that shareholders whose shares are covered by the Voting Trust should vote their own shares for or against any proposal covered by this Order as if the Voting Trust did not apply." Id. at 45. Still, the court declared that "we do not believe, at this juncture, that an injunction is proper." Id.

P. 18 On June 25, 1997, John Warehime voted the trusts' shares in favor of this plan. He was the only shareholder present. Michael Warehime and the Class A shareholders moved to set aside the vote. This was denied on July 8, 1997. In issuing her order, the judge below stated that here was a "typographical error" in her prior opinion and that should have read that "we are impressed by the Class A shareholders' argument" rather than "we are persuaded by the Class A shareholders' argument." Trial Court Order 7/8/97, at 2.

P. 19 A vote was scheduled for August 14, 1997, to change the plan's definition of disinterested directors (11) and to approve John Warehime's compensation package. Michael

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9 However, it was thought that the uncertainty as to the future control of HFC would impair the company's ability to attract capital.
10 Section 1715(e) defines "[t]he term `disinterested director' as used in subsection (d) and for no other purpose." Section 1715(d) provides a presumption that disinterested directors satisfy the duty of care.
11 The Amendment defined disinterested directors as follows:
                           The term "Disinterested Directors" refers to
                  directors of the Corporation who are considered, in the opinion of counsel for Corporation, to meet any of the following criteria: persons who quality as "disinterested directors" as defined in Section 1715(e) of the Pennsylvania Business Corporation Law of 1988, as amended; persons who are not "interested" directors as defined in Section 1.23 of the American Law Institute "Principles of Corporate Governance:
                  Analysis and Recommendations" (1994); or persons who qualify as members of an Audit Committee pursuant to Section 303.00 of the New York Stock Exchange's Listed Company Manual. The opinion of counsel for the Corporation as to who is a "Disinterested Director," if rendered in good faith by competent counsel who is not an employee of the Corporation, shall be final, binding and conclusive.

Amendment No. 1 to Amended and Restated Articles of Incorporation of Hanover Foods Corporation at 1 (Sept. 1, 1997).


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Warehime sought an injunction against John Warehime voting the trusts' shares in favor of these proposals. The court denied relief on August 11, 1997, without a hearing. On August 14, 1997, John Warehime, voting his own shares and the shares of the voting trusts, approved these proposals.

P. 20 The various determinations by the court below were appealed to our court. The June 24, 1997, denial of injunctive relief for Michael Warehime was appealed under docket number 709 HBG 1997. The July 8, 1997, order denying Michael Warehime's motion to set aside the vote was appealed under docket number 710 HBG 1997. These two appeals were consolidated. The August 11, 1997, denial of injunctive relief was separately appealed under docket number 879 HBG 1997. The shareholder actions were also separately appealed under docket numbers 711 and 713 HBG 1997.

P. 21 On December 2, 1998, we issued an opinion in the consolidated appeal involving docket numbers 709 and 710 HBG 1997 holding that John Warehime violated his duty as a trustee of the voting trusts when he voted the trusts' shares in favor of the Class C voting plan. Warehime v. Warehime, 722 A.2d 1060 (Pa. Super. 1998). We reversed the June 24, 1997, order denying the preliminary injunction and remanded to the trial court. Id. at 1071. On the basis of this decision, we dismissed the appeal docketed as 879 HBG 1998 as moot. Id. We also reversed and remanded the shareholder actions. Petow v. Morris, 736 A.2d 22 (Pa. Super. 1998).

P. 22 Our supreme court granted an appeal as to our decision in 709 and 710 HBG 1997. Warehime v. Warehime, 741 A.2d 719 (Pa. 1999). The court found that John Warehime did not violate his duty as trustee of the voting trusts and remanded to this court as to the issues we left undecided. Warehime v. Warehime, 761 A.2d 1138, 1142 (Pa. 2000).

P. 23 When John Warehime petitioned for appeal to our supreme court, Michael Warehime filed a conditional cross-petition for allowance of appeal. Warehime, 741 A.2d at 720. Our


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supreme court granted review, limited to the five issues now raised on remand.
Id. All five issues had been raised in his appeals in 709, 710, and 879 HBG 1997. John Warehime argues that the issues appearing in 879 HBG 1997 should not be included in the present remand since we dismissed that appeal. Warehime, 722 A.2d at 1071. However, we dismissed that appeal on the basis of our decision in 709 and 710 HGB 1997. Id. Since the basis of our decision has been reversed, the issues raised in 879 HBG 1997 are preserved and no longer moot.(12) Therefore, 709, 710, and 879 HBG 1997 are all included on remand. Each of Michael Warehime's issues on remand is properly before us since they were raised in the original appeals.

P. 24 Since consideration of this appeal on remand implicates issues of corporate governance we have undertaken an exhaustive review of the history of the case in its present setting and have determined that a proper analysis of the voting structure now extant begs the conclusion that the John Warehime interests have put in place a plan which has the effect of consolidating and perpetuating his control of HFC.

P. 25 Appellant raises the following issues:

                           1. Whether Pennsylvania's Business Corporations law
                  affords existing management and directors carte blanche to change the rules as they relate to voting in a manner intended to perpetuate the incumbents' own control of the corporation and to prevent the shareholders from exercising their rights to elect new directors.

                           2. Whether the directors' decision to transfer
                  effective voting control over the corporation from the existing Class B shareholders to a 401(K) Plan controlled by the directors themselves was consistent with (1) Pennsylvania's Business Corporation law; (2) ERISA; and/or (3) the directors own fiduciary duty as directors.

                           3. Whether the trial court erred in its application
                  of 15 Pa.C.S. Sections

--------

12 Michael Warehime contends that the shareholder action should be included on remand. However, the shareholder action has been the subject of proceedings in the lower court since our remand and the shareholders do not argue that their case is subject to appeal instantly.

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                  1791-1793 by failing to set aside the corporate action taken on June 25, 1997 as procedurally improper because it was taken with no notice and no quorum and in apparent violation of a ruling the trial court had issued the day before.

                           4. Whether the trial court erred in deciding Michael
                  Warehime's motion for injunctive relief as to John Warehime's actions in voting for the August 1997 amendments without a hearing or without any response from John Warehime.

                           5. Whether John Warehime, consistent with his
                  fiduciary duty as voting trustee, could vote the trust shares to approve his own compensation package over the known opposition of all the other shareholders (including the beneficiaries of the voting trust).

P. 26 Appellant first argues that HFC's directors violated Pennsylvania's Business Corporate Law when they proposed a change to the voting structure that perpetuated their control and prevented the holders of the majority of voting shares form exercising their right to elect new directors. Appellant contends that John Warehime should have been enjoined from voting to implement the change to the voting structure. Therefore, appellant asks that we now set aside John Warehime's vote.

P. 27 Appellant initially sought a preliminary injunction. However, the trial court proceeded to an exhaustive four-day hearing after which it denied injunctive relief. Since the trial court completed a full hearing before denying relief, the appropriate standard of review is for appeal from a final decree rather than from a preliminary injunction. Our standard of review is as follows:

                           On appeal from a final decree, the standard of review
                  is not whether there were "any apparently reasonable grounds for the action of the court below[,"] as is the case when the issuance [or] denial of preliminary injunctive relief is reviewed. On the contrary, the test is whether the trial court, in entering a final decree, abused its discretion or committed an error of law.

Frankel-Warwick Ltd. P'ship v. Local 274, Hotel, Bartenders & Rest. Employees Union, 482

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A.2d 1073, 1074 (Pa. Super. 1984) (quoting Neshaminy Constructors, Inc. v.
Phila., Pa. Bldg. & Constr. Trades Council, 449 A.2d 1389, 1390 (Pa. Super.
1982)) (citations omitted). While different standards of review are employed during an appeal from a preliminary injunction as opposed to a permanent injunction, the outcome of this case is the same under either standard.

P. 28 The Class C voting plan proposed by the directors and approved by John Warehime, voting his shares and the trusts' shares in favor of the plan, made it possible for the owners of a majority of HFC's Class B voting shares to replace John Warehime and the other directors at the conclusion of the voting trusts in 1998. The plan was unmistakably designed to create a new class of voting shares in the hands of the directors that John Warehime chose in order to vest a narrow but controlling majority vote in the hands of John Warehime, his children, and those same directors. Thus, the opposition shareholders were completely divested of any power to affect the outcome of any vote in which there was disagreement. Instead, the plan gave control to those who otherwise would have had a significant minority of the vote. Therefore, the plan systematically deprived the Class B voting majority of the impact of their right to vote.

P. 29 The right to vote is among the most fundamental rights of ownership of voting shares. Reifsnyder v. Pittsburgh Outdoor Adver. Co., 173 A.2d 319, 322 (Pa. 1961). "The right of voting stock is inseparable from the right of ownership. The one follows as a sequence from the other, and the right to vote cannot be separated from the ownership without the consent of the legal owner." Christmas v. Kennedy, 194 A. 773, 776 (Pa. Super. 1937 (quoting Tunis v. Hestonville, M.& F. Pass R. Co., 24 A. 88, 90 (Pa. 1892)).

P. 30 The right to vote helps ensure corporate democracy, the principal that the owners of a corporation should control the direction that their corporation takes. In the fact of disagreements with management, shareholders' most basic alternatives are either to sell their shares or to vote in new directors. E.G., Blasius Indus., Inc. v. Atlas Corp., 564 A.2d 651 (Del. Ch. 1988). See also

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Enterra Corp. v. SGS Assocs., 600 F. Supp. 678, 685 (E.D. Pa. 1985) ("If the
shareholders conclude that the judgment of the directors in pursing a particular course of action is not sound, their remedy lies in the replacement of the directors through the corporate voting process - they may vote the management out."). In the context of corporations whose shares do not have a ready market, shareholders have suffered in their inability to cash out of investments they believe to be mismanaged. E.g., Donahue v. Rodd Electrotype Co., 328 N.E.2d 505, 514 (Mass. 1975). Thus, the principle that shareholders should be afforded the right to vote out directors who do not share their vision is all the more important.

P. 31 Pennsylvania courts have long recognized our mandate in protecting the right of shareholders to vote. In Lutz v. Webster, 94 A. 834 (Pa. 1915), our supreme court held that a bylaw that was designed by a director to prevent the majority shareholder from electing new directors could not be enforced. Lutz, 94 at 835. The bylaw required that 4/5 of the voting shares be represented for a quorum. Id. at 834. Since a director controlled just over 1/4 of the shares, he was able to block any vote aimed at replacing him by failing to attend. Id. Our supreme court found that a bylaw could not be enforced that was intended to systematically block an election and to keep a current director in office against the will of the majority. Id. at 835.

P. 32 Another Pennsylvania case involving corporate democracy is Glenn v. Kittanning Brewing Co., 103 A. 340 (Pa. 1918). Two factions developed among the shareholders. Glenn, 103 A. at 341. Just as in the present case, the faction possessing the majority of shares did not support the board of directors. Id. The directors, meeting in private, chose to issue 50 shares of stock to one of the directors. Id. These extra shares transformed the minority faction into the majority faction. Id. The directors attempted to thwart the will of the majority shareholders and maintain control by diluting their voting power. .Id. at 341-42. Our supreme court affirmed an

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injunction against voting the shares that the directors issued to one of their own in order to maintain control of the board of directors. Id. at 341-43. The court pointed out that "in view of the long-standing dispute between the two factions and the attempt by both to obtain a controlling interest[,] . . . there were consequently particular reasons requiring [the directors] to act impartially." Id. at 342.

P. 33 Not only do the courts of this commonwealth protect the right of shareholders to vote, but we recognize as persuasive the following analysis by Delaware's Courts. In Blasius Indus., Inc. v. Atlas Corp., 564 A.2d 651 (Del. Ch. 1988), the directors of Atlas Corp. (Atlas) attempted to prevent the majority shareholders from electing a majority of the directors. Blasius, 564 A.2d at 654-55. Blasius Industries, Inc. (Blasius) was Atlas' largest shareholder. Id. at 652. Blasius circulated among the shareholders a proposal to amend Atlas' bylaws to increase the number of directors from seven to fifteen, the maximum allowed by Atlas' charter, and to elect eight new directors nominated by Blasius. Id. at 654. In response, Atlas' directors voted to amend the bylaws to add two new directors and appointed persons to fill the new positions. Id. at 655. By filling two extra seats, the directors prevented the majority of shareholders for the time being from filling the majority of seats on the board with directors nominated by Blasius. Id. Such an interference effectively deprived the shareholders of their right to vote. Id.

P. 34 The court found that the directors acted in a good faith belief that control by Blasius was not in the best interest of Atlas. Id. At 663. Goldman Sachs informed the board that under Blasius' business plan, Atlas would have no chance of repaying its debts and would be impaired in its ability to maintain its business activities. Id. At 657. Moreover, the court agreed that the credentials of the two new directors were outstanding and that they strengthened Atlas' board. Id. At 655. The directors argued that they acted properly since they did so in good faith. Id. at 657-58.

P. 35 The court held that even if the directors acted in good faith and due care, an interference with the stockholder's vote was not valid. Id. at 659.

                  Does this [rule that] the reasonable exercise of good faith and due care generally validates, in equity, the exercise of legal authority . . . apply to action designed for the primary purpose of interfering with the effectiveness of a stockholder vote? Our authorities, as well as sound principles, suggest that the central importance of the franchise to the scheme of corporate governance, requires that, in this setting, that rule not be applied. . . .

Id. at 659.

P. 36 The central principle on which the court relief to explain why it was not a valid exercise of directorial power to interfere with the voting rights of shareholders was that the legitimacy of directorial power rests in the shareholder vote.

                  [T]he stockholder vote . . . is critical to the theory that legitimates the exercise of power by some (directors and officers) over vast aggregations of property that they do not own. Thus, when viewed from a broad, institutional perspective, it can be seen that matters involving the integrity of the shareholder voting process involve consideration[s] not present in any other context in which directors exercise delegated power.

                           . . . .

                           . . . [T]he ordinary considerations to which the
                  business judgment rule originally responded are simply not present in the shareholder voting context. That is, a decision by the board to act for the primary purpose of preventing the effectiveness of a shareholder vote inevitably involves the question who, as between the principal and the agent, has authority with respect to a matter of internal corporate governance. . . . A board's decision to act to prevent the shareholders from creating a majority of new board positions and filling them does not involve the exercise of the corporation's power over its property, or with respect to its rights or obligations; rather, it involves allocation, between shareholders as a class and the board, of effective power with respect to governance of the corporation. . . Action designed principally to interfere with the effectiveness of a vote inevitably involves a conflict between the board and a shareholder majority. Judicial review of such action involves a determination of the legal and equitable obligations of an agent towards his principal. This is not, in my opinion, a question that a court may leave to the agent finally to decide so long as he does so honestly and competently; that is, it may not be left to the agent's business judgment.


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
Id. at 659-60 (footnotes omitted).

P. 37 The court found that the board's action in naming two new directors was invalid and proceeded to void that action. Id. at 652. Critical to the court's analysis was a recognition that the board acted with the purpose of preventing the majority shareholders from voting to elect a new majority of directors. Id. at 658-60.

P. 38 Similarly, in Phillips v. Insituform of North America, Inc., No. CIV.A.9173, 1987 WL 16285 (Del. Ch. Aug. 27, 1987), the directors of Insituform of North America, Inc. issued additional shares to a certain individual in order to dilute control of the majority shareholder down to 49%. Phillips, 1987 WL 16285, at *4. The directors argued that in diluting the vote of the majority shareholder they were warding off directorial control by individuals whose business sense was "deplorable." Id. at 5. The court found that the issuance of the new shares -- "which admittedly were issued for the sole purpose of impeding or preventing the exercise of legitimate shareholder rights -- was an invalid attempt to deprive a shareholder of the benefits of stock ownership." Id. at 8. The court compared Condec Corp. v. Lukenheimer Co., 230 A.2d 769 (Del. Ch.
1967), which

                  Also involved the issuance of shares, in that instance by an incumbent board for the purpose of retaining control in the face of a newly assembled block of common stock amounting to more than fifty percent. This court held such issuance invalid as a device that "unjustifiably strikes at the very heart of corporate representation."

Phillips, 1987 WL 16285, at *8 (quoting Condec, 230 A.2d at 777).

P. 39 In the instant case, appellant along with other Class B voting shareholders have vowed to replace HFC's directors, including John Warehime. Nevertheless, the opposition shareholders cannot do so unless John Warehime, his children, or the other directors themselves vote for such


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
a change. As in the above cases, the incumbent directors have purposely entrenched themselves. The directors have freely admitted that the plan was designed to deter a change in control. John Warehime claims, however, that the plan was necessary for the best of the corporation. He contends that the directors acted "in good faith, in a manner [they] reasonably believe[d] to be in the best interests of the corporation." 15 Pa.C.S.A. Section 1712(a). Moreover, he argues that "in considering the best interests of the corporation" the directors are not limited to the effect on the shareholders but may consider "employees, suppliers, customers and creditors of the corporation, and . . . communities in which offices or other establishments of the corporation are located." Section 1715(a). While the business judgment rule does afford directors significant leeway in decisions that they make in good faith and with due care, Section 1712(a), and while directors may consider constituencies other than the shareholders, Section 1715(a), neither provision can validate corporate actions designed to undermine shareholder's voting rights.(13) Reifsnyder, 173 A.2d at 322; Tunis, 24 A. at 90; Christmas, 194 A. at 776; Blasius, 564 A.2d at 659-60; Phillips, 1987 WL 16285, at *5-8; Condec, 230 A.2d at 777. See also
Glenn, 103 A. at 341; Lutz, 94 A. at 835.

P. 40 We hold that John Warehime and the other directors impermissibly exercised their power to retain their own positions by purposely depriving the majority shareholders of any real opportunity to affect the outcome of any vote. Such abuse of position, even if exercised in the belief that the company was thereby well served, violates the principles of corporate democracy that enable shareholders to control their own company.(14) Therefore, we set aside the vote taken

----------
13 We are mindful of our supreme court's determination that a trustee of a voting trust, acting in good faith, does not violate his fiduciary duty even if his actions are "dilutive of the voting strength of the existing trust shares." WAREHIME, 761 A.3d at 1142. Likewise, as discussed below, we find that a director violates no fiduciary duty in the same circumstances. The directors' actions were improper, not because of a breach in duty to the corporation, but because of the principle of corporate democracy, the core issue in the present remand, which bars actions otherwise properly taken that are designed to undermine voting rights.
14 Our fidelity to Pennsylvania caselaw and our agreement with the above portions of Delaware caselaw should not be read to suggest that a corporation cannot issue additional voting shares or confer voting rights on a class of shares that only had conditional voting rights. In METZER V. GEORGE WASHINGTON MEM'L PARK, 110 A.2d 425 (Pa. 1955), a




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
in favor of the stock plan.(15)

P. 41 Appellant Michael Warehime also claims that the directors violated their fiduciary duties by proposing the effective transfer of voting control to the retirement plan that they controlled. Directors owe a duty of care and of loyalty. Anchel v. Shea, 762 A.2d 346, 357 (Pa. Super. 2000). The duty of care required that a director act in "good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances." 15 Pa.C.S.A. Section 1712(a). The duty of loyalty requires that there be no self-dealing. The court below fund that the directors conducted reasonable investigation and acted in good faith in adopting the voting plan. We believe the record supports these findings.

---------
corporation's articles of incorporation were amended to give permanent voting rights to preferred shares that long exercised those rights due to failure to pay dividends. METZGER, 110 A.2d at 427. The holders of a majority of the common stock favored giving permanent voting rights to the preferred shares. ID. Neither the opinion of our supreme court nor of the trial court indicates that the decision arose out of any contest for control ID. at 426-31. Indeed, those contesting the change were a minority even before the amendment. ID. at 427. Our supreme court affirmed the trial court on the basis of the trial court's opinion, which found that the articles of incorporation were properly amended. ID. at 430-31.
15 John Warehime offers a number of reasons why we should not set aside the vote taken in favor of the stock plan. First, he argues that the Business Corporation Law requires that fraud or fundamental unfairness be involved before an injunction is issued. 15 Pa.C.S.A. Section 1105 states that a "shareholder of a business corporation shall not have any right to obtain, in the absence of fraud of fundamental unfairness, an injunction against any proposed plan or amendment of articles authorized under any provision of this subpart." We find, however, that there was fundamental unfairness since the majority shareholders were divested of their ability to affect the outcome of any vote. Therefore this argument has no merit.
         He also contends that Michael Warehime cannot raise a claim against his loss of voting rights since he voted in the past to dilute his shares. John Warehime points out that Michael Warehime supported charter amendments that increased the number of shares that HFC could issue. While a company may authorize additional shares, a different issue arises when directors issue shares to give themselves voting rights in order to maintain their positions during a contest for control. Therefore we find no merit to this argument.
         Next, John Warehime argues that HFC should have been listed as a party. However, he fails to cite any cases that would demonstrate that the corporation is an essential party to the present litigation. Therefore, we decline to fine any merit to this argument.
         John Warehime also contends that under GRAZIANO CONSTR. CO. V. LEE, 444 A.2d 1190 (Pa. Super. 1982, Michael Warehime has required to seek a stay in order to now appeal the denial of relief to this court. However, in GRAZIANO we stated that an appellant was not required to seek a stay in order to appeal. Instead, we explained that we will not enter decrees that cannot be given effect. Since we can give effect to our decree, this argument lacks merit.
         Finally, he claims that 15 Pa.C.S.A. Section 138(c), required Michael Warehime to bring any challenge to the plan within one year after the amendments were filed with the Department of State. John Warehime's argument is misplaced. Not only did Michael Warehime promptly seek to set aside the vote, but section 138(c) applies to corrections needing to be made to submitted documents, not challenges to the validity of a document itself.


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
Therefore, the directors have fulfilled their duty of care. While the directors perpetuated John Warehime's control of the corporation and in doing so had the expectation of future employment, this does not involve the kind of self-interested business dealings contemplated by the duty of loyalty. Therefore, appellant's claim that the directors violated their fiduciary duties has no merit.

P. 42 Appellant also claims that the lower court erred by failing to set aside the June 25, 1997, shareholder vote in favor of the stock plan since there was no quorum (16) and since it was in apparent violation of the court's ruling the day before. The June 24, 1997, opinion stated that "We are persuaded by the Class A shareholders' argument that the shareholders whose shares are covered by the Voting Trust should vote their own shares for or against any proposal covered by this Order as if the Voting Trust did not apply." Trial Court Opinion, 6/24/97, at 45. On this basis, appellant argues that John Warehime did not have authority to vote the trusts' shares. Appellant contends that since John Warehime could only vote his own shares and since he was the only shareholder present, only a minority of the shares was represented. Therefore, appellant also argues that there was no quorum for the meeting.

P. 43 Appellant's claim has facial appeal. However, the lower court did state that "we do not believe, at this juncture, that an injunction is proper." Id. If the court really meant for the trusts' beneficiaries to vote their own shares, the court necessarily would have had to enjoin John Warehime from voting those shares. Indeed, after the vote was taken, the court cleared up any ambiguity by stating that a typographical error had occurred and that "we were persuaded" should have read "we are impressed." Order, 7/8/97, at 2. Therefore, we care not convinced by appellant's argument.

P. 44 Appellant also argues that the trial court erred in denying his motion to enjoin John Warehime from voting the trusts' shares in favor of the August 14, 1997, amendment that changed the definition of a disinterested director. Appellant complains that the court denied relief without a hearing of any response from John Warehime. However, "[t]here is no absolute duty on the court to grant an evidentiary hearing on an application for a preliminary injunction; it is a matter for the discretion of the trial court." Franklin Decorators, Inc.
v. Hende-Jon Furniture Showrooms, Inc., 489 A.2d 246, 247 (Pa. Super. 1985). In Boyd v. Cooper, 410 A.2d 860 (Pa. Super. 1979), we concluded "that the trial judge erred in not completing its scheduled hearing on appellants' request [for injunctive relief] for the purpose of developing a factual basis for the requested relief." Boyd, 410 A.2d at 862. Unlike in Boyd, however, the factual basis has already been thoroughly litigated. Appellant offers no indication of what evidence he would have presented in a hearing that he did not already have an opportunity to present. We find that this issue has no merit.

P. 45 Appellant also claims that John Warehime violated his fiduciary duty as voting trustee by voting the trusts' shares on August 14, 1997, to approve his own compensation package over thee known opposition of all the other shareholders including the beneficiaries of the voting trusts. Appellant argues that it is a violation of trust law to vote trust shares to enrich the trustee. However, appellant failed to cite any cases for the proposition that approving his compensation as chairman of HFC was improper. Therefore, we find this argument has no merit.

P. 46 In conclusion, we hold that the voting plan violated the principles of corporate democracy. Therefore, we set aside the vote taken in furtherance of that plan. However, we find no merit to appellant's argument that John Warehime violated his fiduciary duty as voting trustee

---------
16 John Warehime argues that he quorum argument is waived for failure to raise this issue before the trial court or on appeal. A simple review of the record and of appellant's original brief reveals that John Warehime's assertion is by voting the trusts' shares to approve his compensation package.

P. 47 Reversed in part and affirmed in part. Case remanded. Jurisdiction relinquished.

Judgment Entered:

------------------------
Prothonotary

Date:    May 4, 2001
      ------------------------------

---------
wholly incorrect.


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